                          WESTERN WIRELESS CORPORATION

                           AMENDED AND RESTATED 1994
                     MANAGEMENT INCENTIVE STOCK OPTION PLAN

     1. Establishment and Purpose. This 1994 Management Incentive Stock Option Plan was established to provide an important inducement for management to generate shareholder value by giving certain key personnel of Western Wireless Corporation and its subsidiaries a stake in the equity of the Company. The Company believes that the key managers participating in the Plan will seek to build personal financial security through creating and maintaining value in the Company for all shareholders. This Plan allows the Company to grant two types of options, namely (1) Nonstatutory Stock Options; and (2) Incentive Stock Options as the latter are defined and governed by Section 422 of the Internal Revenue Code of 1986, as amended.

     2. Definitions. As used herein, the following definitions shall apply.

     "Administrator" means the Board or any Committee designated by the Board to administer the Plan in accordance with Section 4 hereof.

     "Applicable Laws" means the legal requirements relating to the administration and operation of stock option plans under federal and state corporate and securities laws and the Code.

     "Board" means the Board of Directors of the Company, as constituted from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means a committee appointed by the Board, in accordance with
Section 4 hereof. If no such committee has been appointed, "Committee" means the full Board.

     "Common Stock" means the Common Stock of the Company, par value $.001 per share.

     "Company" means Western Wireless Corporation, a Washington corporation.

     "Consultant" shall mean any person engaged by the Company who is not an Employee.

     "Director" means a member of the Board.

     "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

     "Employee" means any person, including Officers and Directors, who is an employee (within the meaning of Section 3401(c) of the Code and the regulations thereunder) of the Company, a Parent or a Subsidiary.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exercise Price" means the price at which one Share of the Common Stock may be purchased upon exercise of an Option, as specified by the Administrator in the applicable Option Agreement.

     "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

          (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator as required.

     "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code and the regulations promulgated thereunder.

     "Nonstatutory Stock Option" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code and the regulations promulgated thereunder

     "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     "Option" means a stock option granted pursuant to the Plan.

     "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan, but may be modified in the discretion of the Administrator.

     "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

     "Optioned Stock" means the Common Stock subject to an Option.

     "Optionee" means an Employee who holds an outstanding Option.

     "Parent" means a "parent corporation" (other than the Company), whether now or hereafter existing, as defined in Section 424(e) of the Code.

     "Plan" means this 1994 Management Incentive Stock Option Plan of Western Wireless Corporation, as it may be amended.

     "Publicly Traded" means that the Common Stock is listed on an established stock exchange or traded on the Nasdaq Stock Market.

     "Rule 16b-3" means Rule 16b-3 under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     "Service" means service as an Employee.

     "Share" means one share of the Common Stock, as adjusted in accordance with
Section 8 hereof.

     "Subsidiary" means a "subsidiary corporation" (other than the Company), whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Shares offered under the Plan shall be authorized but unissued or reacquired Common Stock. The maximum aggregate number of Shares issuable under the Plan shall not exceed ten million one hundred thousand (10,100,000) Shares of the Company, subject to (i) adjustment pursuant to Section 8 hereof, or (ii) amendment hereof approved by the shareholders of the Company. If an outstanding Option for any reason expires or is terminated or canceled or otherwise becomes unexercisable before being exercised in full, or is surrendered pursuant to an Option Exchange Program, the Shares allocable to the unexercised portion of such Option will not be charged against the limitations of this Section and will become available for future grant or sale under the Plan. Shares issued pursuant to the exercise of an Option that are repurchased by the Company will not be available for subsequent Option grants under the Plan.

     4. Administration of the Plan. The Plan shall be administered by a Committee appointed by the Board consisting of two or more members of the Board, which Committee shall be constituted to comply with Applicable Laws, including Rule 16b-3, if applicable. If no such Committee is appointed, the Plan shall be administered by the Board. The members of a Committee will serve for such term as the Board may determine. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan. Decisions of a Committee made within the discretion delegated to it by the Board will be final and binding on all persons who have an interest in the Plan.

     (a) Administration With Respect to Directors and Officers Subject to
Section 16(b). The composition of any Committee responsible for administration of the Plan with respect to Optionees who are subject to the trading restrictions of Section 16(b) of the Exchange Act with respect to securities of the Company will comply with the applicable requirements of Rule 16b-3.

     (b) Authority of the Administrator. The Administrator of the Plan will have full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt such rules and regulations as it may deem necessary, and to determine the terms and conditions of Option grants made under the Plan (which need not be identical). Without limiting the foregoing, the Administrator will have the authority, in its discretion:

          (i) to determine whether and to what extent Options are granted hereunder;

          (ii) to select the Employees to whom Options may be granted hereunder;

          (iii) to determine the number of Shares to be covered by each Option granted hereunder;

          (iv) to determine the Fair Market Value of the Common Stock;

          (v) to approve forms of the Option Agreement for use under the Plan;

          (vi) to determine the time period during which an Option may be exercised, provided that the time period for an Incentive Stock Option may not be more than ten (10) years;

          (vii) to determine the terms and conditions not inconsistent with those of the Plan, of any award of an Option granted hereunder, including, but not limited to, the Exercise Price; the time or times when Options may be exercised; all vesting provisions; any waiver of forfeiture restrictions; and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (viii) to determine whether and to what extent the Company should grant or permit loans or guarantee loans in connection with the grant or the exercise of an Option by an Optionee pursuant to Section 12 hereof;

          (ix) with the consent of the affected Optionee, to effect, at any time and from time to time, the cancellation of any or all outstanding Options under the Plan and to grant new Options in substitution therefor, in accordance with Section 14 hereof;

          (x) to prescribe, amend and rescind rules and regulations relating to the Plan;

          (xi) to modify, amend or waive the terms, conditions and restrictions of any outstanding Option; provided, however, no such modification, amendment or waiver shall, without the written consent of the Optionee, impair the Optionee's rights or increase the Optionee's obligations with respect to such Option;

          (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

          (xiii) to institute an Option Exchange Program; and

          (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

     (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

     5. Eligibility. From time to time, the Administrator may, in its discretion, select individuals from among the Employees, Directors and Consultants of the Company or any of its Subsidiaries to receive Options under the Plan.

     6. Terms and Conditions of Options.

     (a) Option Agreement. Each Option granted under the Plan will be evidenced by an Option Agreement between the Optionee and the Company. Such Options will be subject to all applicable terms and conditions of the Plan and such instruments may contain other terms and conditions which are not inconsistent with the purpose of the Plan and which the Administrator deems appropriate for inclusion in an Option Agreement. Notwithstanding the foregoing, an Option Agreement or any other written agreement between the Company and an Optionee may contain other terms and conditions concerning the Option (including, without limitation, terms and conditions relating to vesting) as are mutually agreed to by the Optionee and the Company. The provisions of the various Option Agreements or other agreements entered into under the Plan need not be identical.

     (b) Number of Shares. Each Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8 hereof.

     (c) Character of Options. Each Option granted under the Plan shall be designated in the Option Agreement as either a Nonstatutory Stock Option or an Incentive Stock Option, as the case may be.

     (d) Exercise Price. Each Option Agreement shall specify the Exercise Price. Subject to the discretion of the Administrator, the Exercise Price of an Option shall be the Fair Market Value per Share on the date of grant.

     (e) Payment. The Exercise Price of each Option will be payable immediately and in full upon exercise; provided, however, that the Administrator may, either at the time the Option is granted or at the time it is exercised and subject to such limitations as it may determine, authorize payment of all or a portion of the Exercise Price in one or a combination of the following forms:

          (i) cash;

          (ii) check;

          (iii) a promissory note (but only if authorized or allowed pursuant to Sections 12 and 22(e) hereof);

          (iv) other Shares of Common Stock which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which the Option will be exercised;

          (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price;

          (vi) utilization of the cashless exercise method described in Section 6(h) hereof; (vii) any combination of the foregoing methods of payment; or

          (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     In the event that the Company's Common Stock is Publicly Traded, unless otherwise provided in the Option Agreement, the methods of payment set forth in subparagraphs (iii) and (vi) above shall not be permitted hereunder.

     (f) Exercisability. Each Option Agreement shall specify the date when all or any portion of the Option will become exercisable, any conditions which must be satisfied before the Option may be exercised and the term of the Option.

     (g) Nontransferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     (h) Termination of Employment. In the event that an Optionee's employment by the Company or a Parent or Subsidiary terminates (other than upon the Optionee's death or Disability), or a Subsidiary ceases to be a Subsidiary (in which event the employment of such company's employees will be deemed to be terminated under this Plan), the Optionee may exercise his or her Option, but only within such applicable period of time as is set forth below, and, except as otherwise provided by written agreement between the Optionee and the Company, only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Optionee does not exercise his or her Option within the applicable time period specified below, the Option shall terminate. For purposes of this Subsection 6(h), the Optionee's employment shall not be considered to have been terminated in the case of any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave. For Incentive Stock Options, Optionee shall have a period of three (3) months from the date of termination of employment. For Nonstatutory Stock Options, in the event that the Common Stock of the Company is then Publicly Traded, Optionee shall have a period of six (6) months and one day from the date of termination of employment, and in the event that the Common Stock of the Company is not then Publicly Traded, Optionee shall have a period of twelve (12) months and one day from the date of termination of employment. During the applicable period the Optionee may either (i) exercise his or her Option by delivery of the Exercise Price pursuant to Section 7 hereof or, if the Common Stock of the Company is not then Publicly Traded and if provided for in Optionee's Option Agreement, (ii) deliver the requisite Exercise Price by utilizing a cashless election procedure at a price per share equal to the Fair Market Value of a Share of Common Stock as of the date of termination of employment (provided that the Administrator is not otherwise prohibited by Company loan agreements or related contractual obligations from permitting such cashless election procedure.) The cashless election procedure is also available to Optionee, at anytime prior to termination of employment, if provided for as a designated method in the Option Agreement and subject to the other terms and conditions of the Plan and the Option Agreement. If the Company is publicly traded, the Company, working with the brokerage firm, if any, designated by the Company to facilitate exercises of options and sales of shares under this Plan, may from time to time amend the procedures set forth herein and may specify additional or different procedures for a cashless exercise for any or all Optionees. Optionee shall be responsible for satisfying all applicable federal, state, local and employment tax withholding requirements associated with such exercise and must evidence the ability to satisfy such withholding requirements prior to such exercise.

     (i) Disability of Optionee. In the event that an Optionee's employment terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but, except as otherwise provided by written agreement between the Optionee and the Company, only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination of employment, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate.

     (j) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twenty-four (24) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but, except as otherwise provided by written agreement between the Optionee and the Company, only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

     7. Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted in the Option Agreement and the Plan. If the Company is publicly traded, the Company, working with the brokerage firm, if any, designated by the Company to facilitate exercises of options and sales of shares under this Plan, may from time to time amend the procedures set forth herein and may specify additional or different procedures.

     Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company will issue or cause to be issued such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 8 hereof.

     8. Adjustments.

     (a) Changes in Capitalization. In the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock. Any conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     (b) Corporate Structure. In the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or other change to the capital or business structure of the Company (including, without limitation, by means of an exchange offer or other transaction) (collectively, a "Reorganization" ) the effect of which is to organize a parent company of the Company which will own not less than 50% of the capital stock of the Company (such parent company is hereinafter referred to as "Company Holdings" ), the Administrator shall have the authority to effect, without the consent of the Optionees, (x) the cancellation of all outstanding Options granted under the Plan and substitute therefor options to purchase shares of Company Holdings ("New Options"), or (y) the assumption by Company Holdings of Options granted under the Plan; provided, however, that (i) immediately after the Reorganization the excess of the aggregate fair market value of all shares subject to New Options over the aggregate option prices of all shares subject to New Options shall equal but not be more than the excess of the aggregate fair market value immediately preceding the Reorganization of all shares subject to Options granted under the Plan over the aggregate option prices of all shares subject to Options granted under the Plan, and (ii) New Options, or the assumption or substitution of Options granted under the Plan, do not give an Optionee additional benefits which such Optionee did not have under Options granted under the Plan. Such a Reorganization shall not be treated as a Triggering Event or a Change of Control (as defined in the Option Agreement, as applicable) for purposes of the Plan and related Option Agreement. The grant of Options under this Plan will in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets or effect any other Reorganization.

     (c) Substitutions and Assumptions. The Board shall have the right to substitute or assume options in connection with mergers, reorganizations, separations, or other "corporate transactions" as that term is defined in and said substitutions and assumptions are permitted by Section 424 of the Code (as however amended or superseded) and the regulations promulgated thereunder. Any shares or Options issued upon the assumption of or in substitution for outstanding awards made by a corporation or other business entity acquired by the Company shall not reduce the number of Shares or Options issuable under the Plan (unless such shares or

Options are made available to individuals who become, upon the acquisition, an Officer or otherwise an individual subject to Section 16 of the Exchange Act).

     9. Date of Grant. Subject to applicable statutory approval, the date of the grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination to grant such Option, or such other date as is determined by the Administrator. Notice of the determination to grant an Option shall be provided to the Optionee within a reasonable time after the date of such grant.

     10. No Employment Rights. Neither the Plan nor any Option shall confer upon any Employee any right to continue in the employ of the Company of any affiliate or constitute a contract or agreement of employment or interfere in any way with any right that the Company or an affiliate may have to reduce such Employee's compensation or to terminate such Employee's employment at any time with or without cause; however, nothing contained in the Plan or in any Option granted under the Plan shall affect any contractual rights of an Employee pursuant to a written employment agreement.

     11. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan in whole or in part.

     (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment in such a manner and to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or with any successor rule or statute or other Applicable Law, rule or regulation including the requirements of any exchange or quotation system on which the Common Stock is then listed or quoted).

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights or increase the obligations of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     12. Loans. In order to assist an Optionee in the acquisition of Shares pursuant to an Option granted under the Plan, the Administrator may authorize, at either the time of the grant of an Option or the time of the acquisition of Shares under the Option, (i) the extension of a loan to the Optionee by the Company, or (ii) the guarantee by the Company of a loan obtained by the Optionee from a third party. The terms of any loans or guarantees, including the amount, interest rate and terms of repayment, will be subject to the discretion of the Administrator and applicable covenants contained in Company loan agreements. Loans and guarantees may be granted without security, the maximum credit available being the Exercise Price of the Shares acquired plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

     13. Withholding.

     (a) Obligation. The Company's obligation to deliver stock certificates upon the exercise of an Option will be subject to the Optionee's satisfaction, in the Administrator's sole discretion, of all applicable federal, state and local income and employment tax withholding requirements.

     (b) Payment. In the event that an Optionee is required to pay to the Company an amount with respect to income and employment tax withholding obligations in connection with the exercise of an Option, the Administrator may, in its discretion and subject to such limitations and rules as it may adopt, permit the Optionee to satisfy the obligation, in whole or in part, by delivering shares of Common Stock already held by the Optionee or by making an irrevocable election that a portion of the total value of the Shares subject to the Option be paid in the form of cash in lieu of the issuance of Common Stock, and that such cash payment be applied to the satisfaction of the withholding obligations.

     14. Option Exchange Program. The Administrator will have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or different numbers of Shares, but, in accordance with Section 6 hereof, having an Exercise Price not less than one hundred percent (100%) of the Fair Market Value on the new grant date, unless otherwise permitted by the Administrator.

     15. Compliance with Federal and State Laws. Shares will not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the grant or exercise of an Option, or to the issuance of any Shares under any Option, the Administrator may require the Optionee to provide such written representations, covenants, warranties and agreements which, in the opinion of counsel for the Company, are required to comply with applicable law or satisfy the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

     The Company undertakes to use all reasonable efforts to either register the Shares of Common Stock issuable upon exercise of an Option or assure that an exemption from registration is available in connection with such exercise. In the event that the Company shall deem it necessary or desirable to register any shares of Common Stock with respect to which the Option shall have been or may be exercised, or to qualify any such shares for exemptions pursuant to applicable statutes, then the Company may take such action and may require from the Optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus, offering circular or any other document that is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from the Optionee against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

     16. Reservation of Shares. During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     17. Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless approved by the Board and shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 11 hereof.

     18. Effective Date; Shareholder Approval; Term of Plan. The effective date of the Plan shall be the date of its adoption by the Board, subject to approval by the shareholders of the Company within 12 months after the effective date if required under Applicable Laws. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. Options may be granted by the Administrator as provided herein subject to such subsequent shareholder approval. The Plan shall continue for a term of ten (10) years from the date of original approval by the Board unless terminated earlier under Section 11 hereof.

     19. Rule 16b-3. Notwithstanding any provision of the Plan, the Plan shall always be administered, and Options shall always be granted and exercised, in such a manner as to conform to the provisions of Rules 16b-3, unless the Administrator determines that Rule 16b-3 is not applicable to the Plan.

     20. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the state of Washington.

     21. Use of Proceeds. All cash proceeds to the Company under the Plan shall constitute general funds of the Company.

     22. Terms Applicable to Incentive Stock Options Only. In addition to, and notwithstanding, the other provisions hereof that apply to all Options granted pursuant to this Plan, the following paragraphs shall apply to any options granted under this Plan which are Incentive Stock Options.

     (a) Conformance with the Code:

          Options granted under this Plan which are "Incentive Stock Options" shall conform to, be governed by, and be interpreted in accordance with
     Section 422 of the Code and any regulations promulgated thereunder and amendments to the Code and Regulations. Only Employees may be granted Incentive Stock Options hereunder.

     (b) Option Price:

          The option or purchase price of each Share optioned under the Incentive Stock Option provisions of this Plan shall be determined by the Board at the time of the action for the granting of the option but shall not, in any event, be less than the Fair Market Value of the Company's common stock on the date of grant.

     (c) Limitation on Amount of Incentive Stock Option:

          The aggregate Fair Market Value of the Incentive Stock Options (determined on the date of grant) with respect to which an employee has the right to purchase vesting in any one calendar year (under all Plans of the Company, its Subsidiaries, and any parent corporation) shall not exceed $100,000.

     (d) Limitation on Grants to Substantial Shareholders:

          An Employee may not, immediately prior to the grant of an Incentive Stock Option hereunder, own stock in the Company representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the per share option price specified by the Board for the Incentive Stock Options granted such an Employee is at least one hundred ten percent (110%) of the Fair Market Value of the Company's stock on the date of grant and such option, by its terms, is not exercisable after the expiration of five (5) years from the date such option is granted.

     (e) Method of Exercise of Option:

          The amount to be paid by the Optionee upon exercise of an Incentive Stock Option shall be the full purchase price thereof provided in the option.